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                                                                     EXHIBIT 8.2


                                                                 FORM OF OPINION


                                                      Direct Line:  212.859.8039
                                                      Fax:  212-859-8588
                                                      shapida@ffhsj.com

                                                      June __, 2002

Datek Online Holdings Corp.
70 Hudson Street
Jersey City, NJ  07302

Ladies and Gentlemen:

         We are acting as counsel to Datek Online Holdings Corp. ("the Company") in connection with the proposed mergers (the "Mergers") between the Company and Dart Merger Corp., and between Ameritrade Holding Corporation ("Parent") and Arrow Merger Corp., to be consummated pursuant to the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of May 16, 2002, among the Company, Parent, Arrow Merger Corp., Dart Merger Corp., and Arrow Stock Holding Corporation ("Holding Company"). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

         Parent and the Company have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (File No. 333-88632) (the "Registration Statement") with respect to the common stock of Holding Company to be issued in the Mergers to the Company stockholders and Parent stockholders in exchange for their stock in the Company and Parent. In addition, Parent and the Company have prepared, and we have reviewed, a Joint Proxy Statement/Prospectus, which is contained in and made a part of the Registration Statement (the "Proxy Statement/Prospectus"). In rendering the opinion set forth below, we have relied upon the facts and assumptions stated in the Proxy Statement/Prospectus and upon such other documents as we have deemed appropriate.

         We have assumed that (i) all parties to the Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Agreement and such other documents, (ii) the Mergers will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions, and (iii) the Mergers are authorized by and will be effected pursuant to applicable state law. Under the Agreement, it is a condition to the closing of the Mergers that the Company and Parent each receive an opinion from its respective counsel to the effect that the Mergers will, based upon certain representations by the Company, Parent and Holding Company, constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or considering the Mergers when taken together, will qualify as an exchange described in Section 351 of the Code. Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus under the caption "Material Federal Income Tax Considerations," other than the portion set forth under the heading "Material Federal Income Tax Considerations for Ameritrade Stockholders," as to which we express no opinion, fairly presents in all material respects the information disclosed therein, to the extent the statements contained therein relate to matters of United States federal income tax law or legal conclusions with respect thereto, and subject to the qualifications, limitations and assumptions contained therein. No opinion is expressed on any matters other than those specifically referred to herein. We understand that Mayer, Brown, Rowe & Maw will separately render its opinion as to the discussion contained under the heading "Material Federal Income Tax Consequences for Ameritrade Stockholders."

         The opinion expressed herein is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Proxy Statement/Prospectus under the caption "Material Federal Income Tax Considerations."

         In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                    By:
                                        -------------------------------------
                                        David I. Shapiro